                                   Exhibit 99
                                   ----------

[GRAPHIC OMITTED]                                           PRESS RELEASE



FOR IMMEDIATE RELEASE


               Neoware Delivers Record Revenues and Earnings in Q2


         KING OF PRUSSIA, Pa., January 29, 2003 -- Neoware Systems, Inc. (Nasdaq: NWRE), the leading supplier of award-winning software, services, and education for the thin client appliance computing market, today reported record revenue and earnings for its fiscal 2003 second quarter ended December 31, 2002.

FINANCIAL HIGHLIGHTS

      o Revenues for the quarter ended December 31, 2002 increased 123% to $14,713,778, from $6,595,133 in the prior year quarter.

      o Pretax income for the quarter increased 382% to $2,943,258, or $0.20 per fully diluted share, from $610,568, or $0.06 per fully diluted share, in the prior year quarter.

      o Net income for the quarter increased 208% to $1,883,685, or $0.13 per fully diluted share, after an income tax provision of $1,059,573, from $610,568 or $0.06 per fully diluted share, in the prior year quarter, which had no income tax provision. As a result of tax loss carryforwards and current deductions, there were no federal income taxes payable for the current quarter.

         "Neoware is delivering record revenues, earnings, and cash flow as more customers embrace the cost savings and return on investment that Appliance Computing brings," stated Michael Kantrowitz, Neoware's Chairman and CEO. "Demand for Neoware's products is increasing and we are very well positioned to capitalize on this opportunity."

ADDITIONAL FINANCIAL HIGHLIGHTS

      o Cash flow from operations increased to $3,792,927 for the current quarter from $1,803,334 in the prior sequential quarter and from a negative $504,836 in the prior year quarter.

      o Gross margin increased to 44% from 42% in the prior sequential quarter and 43% in the prior year quarter as a result of initial sales of software to IBM customers, cost reductions, and a favorable product mix.

      o Cash increased to $23,995,453 from $20,062,339 in the prior quarter, primarily as a result of positive cash flow from operations.

      o Net operating margin was 19% as a result of increased sales, increased gross margins, and a reduction in operating expenses as a percentage of revenue.

CUSTOMER WINS AND MARKET DATA

      o Specific customers sold during the quarter included Art Van Furniture, Belk Stores, Centres Leclerc, Discount Tire, Dixon Stores, GE Capital, Harley Davidson, Haverty's Furniture, Ikea, Lloyds UDT, Panalpina, Platt Electric Supply, Reed Insurance Services, Seattle Housing Authority, Spring Industries, and Wal-Mart.

      o According to the most recent industry report on the thin client market, Neoware gained more market share than any other supplier; more than doubled its market share compared to one year ago, grew at more than eight times the market's rate, and is now the number two supplier of thin client appliances and software worldwide.

     "We are especially pleased with the initial results of our IBM alliance, and believe that we are very well positioned to continue to gain market share in large enterprise accounts through this partnership," Mr. Kantrowitz continued. "Our sales with IBM are growing, and our pipeline of opportunities with IBM has increased significantly as we have begun to implement joint marketing and sales programs."

      "Neoware is very well positioned to continue to deliver significant increases in revenues and earnings. We have exactly the right products and message for today's cost-constrained IT spending climate. The fact that Neoware's products save money - both up-front and in total ownership cost - is resonating with our customers and partners and driving our growth," Mr. Kantrowitz concluded.

About Neoware
Neoware provides software, services, and solutions to enable Appliance Computing, a proven Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front, maintenance, and administrative costs than proprietary or PC-based alternatives.

More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #


          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: record revenues, earnings and cash flow, increasing demand for our products and our ability to capitalize on that opportunity; continued gain in market share in large enterprise accounts as a result of our IBM alliance; continued significant increases in revenues and profits; growth in sales and significant opportunities with IBM; cost savings for customers driving our growth; our position as the leading supplier of software, products, services and solutions for the Appliance Computing market; the benefits of our business model; and our competitive advantage. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers' acceptance of our Appliance Computing products, including acceptance by IBM and NCD customers, NCD's creditworthiness as a distributor of our products in Europe, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2002 and Form 10Q for the quarter ended September 30, 2002.

Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.



CONTACT:

Vince Dolan, CFO
Neoware Systems, Inc.
610-277-8300
invest@neoware.com

                                          NEOWARE SYSTEMS, INC.
                                       CONSOLIDATED BALANCE SHEETS




                             ASSETS                             December 31, 2002
                                                                   (Unaudited)             June 30, 2002
                                                                   -----------             -------------
CURRENT ASSETS:
Cash and cash equivalents                                          $23,995,453              $17,031,422
Marketable securities                                                   96,667                  183,333
Accounts receivable, net                                            10,693,809                9,520,558
Inventories                                                            793,421                1,040,851
Prepaid expenses and other                                             552,798                  551,598
Deferred income taxes                                                1,290,916                1,394,864
                                                                   -----------              -----------
Total current assets                                                37,423,064               29,722,626

Property and equipment, net                                            592,594                  622,235
Goodwill and other intangibles                                      11,360,880               11,568,940
Note receivable                                                        254,269                  263,732
Deferred income taxes                                                  173,648                  173,648
Capitalized and purchased software, net                                 33,046                   47,779
                                                                   -----------              -----------
                                                                   $49,837,501              $42,398,960
                                                                   ===========              ===========

                           LIABILITIES AND STOCKHOLDERS'  EQUITY
CURRENT LIABILITIES:
Accounts payable                                                   $ 4,273,397              $ 3,111,164
Accrued expenses                                                     1,825,589                2,136,776
Capital lease obligations                                               66,951                   63,037
Deferred revenue                                                       686,077                  582,290
                                                                   -----------              -----------
Total current liabilities                                            6,852,014                5,893,267
                                                                   -----------              -----------
Capital lease obligations, non-current portion                         169,495                  204,131

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock                                                              -                        -
Common stock                                                            13,623                   12,936
Additional paid-in capital                                          43,557,818               40,291,861
Treasury stock                                                        (100,000)                (100,000)
Accumulated other comprehensive income                                (199,602)                (116,672)
Accumulated deficit                                                   (455,847)              (3,786,563)
                                                                   -----------              -----------
Total stockholders' equity                                          42,815,992               36,301,562
                                                                   -----------              -----------
                                                                   $49,837,501              $42,398,960
                                                                   ===========              ===========

                                                      NEOWARE SYSTEMS, INC.
                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           (Unaudited)




                                                         Three Months Ended                             Six Months Ended
                                                  --------------------------------             --------------------------------
                                                  December 31,         December 31,            December 31,         December 31,
                                                      2002                 2001                    2002                 2001
                                                  -----------          -----------             -----------          -----------
Net revenues                                      $14,713,778          $ 6,595,133             $28,230,456          $11,859,862
Cost of revenues                                    8,167,076            3,740,254              15,989,578            6,800,843
                                                  -----------          -----------             -----------          -----------
Gross profit                                        6,546,702            2,854,879              12,240,878            5,059,019
                                                  -----------          -----------             -----------          -----------

Sales and marketing                                 2,299,087            1,315,246               4,526,420            2,525,354
Research and development                              420,686              343,985                 808,449              674,851
General and administrative                            974,583              668,827               1,882,700            1,184,274
                                                  -----------          -----------             -----------          -----------
Operating expenses                                  3,694,356            2,328,058               7,217,569            4,384,479
                                                  -----------          -----------             -----------          -----------

Operating income                                    2,852,346              526,821               5,023,309              674,540

Interest income, net                                   90,912               83,747                 180,935              195,701
                                                  -----------          -----------             -----------          -----------
Income before income taxes                          2,943,258              610,568               5,204,244              870,241

Income tax expense                                 (1,059,573)                   -              (1,873,528)                   -
                                                  -----------          -----------             -----------          -----------

Net income                                         $1,883,685             $610,568             $ 3,330,716             $870,241
                                                  ===========          ===========             ===========          ===========

 Basic income per share                                 $0.14                $0.06                   $0.25                $0.08
                                                  ===========          ===========             ===========          ===========

Diluted income per share                                $0.13                $0.06                   $0.23                $0.08
                                                  ===========          ===========             ===========          ===========
Weighted average number of common shares used
in basic earnings per share computation            13,573,656           10,376,892              13,368,120           10,275,409
                                                  ===========          ===========             ===========          ===========
Weighted average number of common shares used
in diluted earnings per share computation          14,785,902           10,884,693              14,719,001           10,742,097
                                                  ===========          ===========             ===========          ===========

                                             NEOWARE SYSTEMS, INC
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (Unaudited)


                                                                            Three Months         Six Months
                                                                               Ended               Ended
                                                                            December 31,         December 31,
                                                                                2002                2002
                                                                            -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                  $ 1,883,685          $ 3,330,716
Adjustments to reconcile net income to net cash
provided by operating activities-
Deferred income taxes                                                         1,059,353            1,858,489
Depreciation and amortization                                                   187,998              375,507
Changes in operating assets and liabilities-
(Increase) decrease in:
   Accounts receivable                                                         (505,679)          (1,173,251)
   Inventories                                                                  (71,990)             247,430
   Prepaid expenses and other                                                   122,651                2,537
Increase (decrease) in:
   Accounts payable                                                           1,339,336            1,162,233
   Accrued expenses                                                            (194,353)            (311,187)
   Deferred revenue                                                             (28,074)             103,787
                                                                            -----------          -----------

     Net cash provided by operating activities                                3,792,927            5,596,261
                                                                            -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets                                                   (14,772)             (44,424)
Purchases of property and equipment, net                                        (16,272)             (78,650)
                                                                            -----------          -----------

     Net cash used in investing activities                                      (31,044)            (123,074)
                                                                            -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of capital leases                                                    (15,539)             (30,722)
Exercise of stock options and warrants                                          190,239            1,634,512
Expenses for prior issuance of common stock                                      (3,469)            (122,409)
Decrease in note receivable                                                           -                9,463
                                                                            -----------          -----------
     Net cash provided by financing activities                                  171,231            1,490,844
                                                                            -----------          -----------
INCREASE IN CASH AND CASH EQUIVALENTS                                         3,933,114            6,964,031
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                               20,062,339           17,031,422
                                                                            -----------          -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                    $23,995,453          $23,995,453
                                                                            -----------          -----------

SUPPLEMENTAL DISCLOSURES:
   Cash paid for income taxes                                                   $25,767              $79,947
   Cash paid for interest                                                        $8,271              $17,189
   Cash received for interest                                                   $72,700             $160,976